EXHIBIT 14

                             KPMG Peat Marwick LLP
                              4200 Norwest Center
                            90 South Seventh Street
                             Minneapolis, MN 55402




Independent Auditors' Consent


The Board of Directors
First American Investment Funds, Inc.:

We consent to the use of our report dated November 4, 1994 included in the Statement of Additional Information of First American Investment Funds, Inc. dated January 31, 1995 incorporated by reference herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" in Part A of this Registration Statement.



                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP



Minneapolis, Minnesota
November 1, 1995